Exhibit 23.2




                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 333-44500, 333-44488, 333-44486, and 333-74214) of APA Optics, Inc. of
our report dated May 11, 2001, with respect to the financial statements of APA Optics, Inc. for the year ended March 31, 2001 included in this Form 10-K.


                                      /s/ Ernst & Young LLP

Minneapolis,  Minnesota
June  27,  2003


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